Exhibit 99.1

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1350 East Newport Center Drive, Suite 201, Deerfield Beach, FL 33442 • 954/429-1500 • 954/429-1506

FOR IMMEDIATE RELEASE	SYMBOL: DEVC
Tuesday, December 6, 2005	TRADED: Nasdaq

DEVCON SIGNS LETTER OF INTENT TO SELL ITS CONSTRUCTION AND REMAINING

MATERIALS OPERATIONS FOR $22 MILLION

DEERFIELD BEACH, Fla, December 6 —Devcon International Corp. (NASDAQ: DEVC) announces that it has executed a letter of intent to sell certain subsidiaries and net assets that collectively comprise the Company’s Construction Divisions, its remaining Materials operations and DevMat, an 80 percent-owned joint venture, to a private investment group for $22 million in cash, subject to certain adjustments.

The transaction is subject to the negotiation and execution of a definitive agreement, Devcon’s receiving an opinion that the transaction is fair to shareholders from a financial point of view, approval by the Company’s Board of Directors and other approvals which may be required. Based upon the purchase price agreed, the Company currently anticipates it will be recording an impairment charge of approximately $11 million during the fourth quarter of 2005 related to the assets being disposed.

Stephen J. Ruzika, Devcon President and CEO, stated, “This transaction if completed will finalize Devcon’s transformation into a security services company, in addition to supplying us with additional cash resources to expand our security services operations.” Mr. Ruzika added, “If this transaction is consummated, then, through a series of transactions, we will have realized approximately $44.3 million in value from our legacy operations which has or will be redeployed into security services.”

About Devcon

Devcon has three operating divisions. The Security Services Division provides electronic security services to commercial and residential customers in selected Florida markets. The Construction Division dredges harbors, builds marine facilities, constructs golf courses and prepares residential, commercial and industrial sites, primarily in the Bahamas and the eastern Caribbean. The Materials Division now produces and distributes crushed stone, ready-mix concrete and concrete block in the eastern Caribbean with principal operations, on St. Maarten in the Netherlands Antilles, on St. Martin in the French West Indies, on Puerto Rico, and on Antigua in the independent nation of Antigua and Barbuda.

Forward-Looking Statement

This press release may contain statements, which are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Devcon’s future results of operations, financial position or state other forward-looking information. In some cases you can identify these statements by forward looking words such as “anticipate”, “believe”, “could”, estimate”, “expect”, “intend”, “may”, “should”, “will”, and “would” or similar words. You should not rely on forward-looking statements because Devcon’s actual results may differ materially from those indicated by these forward looking statements as a

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result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations effecting our business, and other risks and uncertainties discussed under the heading “Risks Related to our Business” in Devcon’s Form 10-K report for the period ending December 31, 2004 as filed with the Securities and Exchange Commission, and other reports Devcon files from time to time with the Securities and Exchange Commission. Devcon does not intend to and undertakes no duty to update the information contained in this press release.

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FOR MORE INFORMATION:	Stephen J. Ruzika, President and Chief Executive Officer
Devcon International Corp.
954/429-1500
-or-
Investor Relations Consultants
727/781-5577 or E-mail: devc@mindspring.com